Exhibit 99.1

Medtronic Completes Separation of MiniMed Group, Inc.

GALWAY, Ireland, October 15, 2026 – Medtronic plc (Medtronic; NYSE: MDT) today announced the completion of its separation of MiniMed Group, Inc. (MiniMed; Nasdaq: MMED).
“I’m incredibly proud of what MiniMed and Medtronic have accomplished together and the meaningful difference we’ve made in the lives of people with diabetes,” said Geoff Martha, Medtronic Chairman and Chief Executive Officer. “Today’s separation marks an important milestone for both companies as each moves forward with a clear strategic focus. For Medtronic, that means putting the full weight of our organization behind advancing innovation and fueling growth across our Cardiovascular, Neuroscience and Surgical portfolios.”
As separately announced yesterday, Medtronic has elected to exchange all of its remaining interest in MiniMed (totaling 252,813,348 shares of MiniMed common stock) in its previously announced offer to exchange shares of MiniMed common stock for outstanding Medtronic ordinary shares, which was 5.4x subscribed. The separation of MiniMed from Medtronic is now complete.
Full details of the results of the exchange offer are available in a separate press release issued yesterday. The exchange agent will promptly credit newly issued shares of MiniMed common stock in book-entry form to accounts maintained by the MiniMed transfer agent for tendering shareholders whose Medtronic ordinary shares were accepted in the exchange offer. Checks in lieu of fractional shares of MiniMed common stock will be delivered after the exchange agent has aggregated all fractional shares and sold them in the open market.
Goldman Sachs & Co. LLC and BofA Securities, Inc. served as dealer managers for the exchange offer.
About Medtronic
Bold thinking. Bolder actions. We are Medtronic. Medtronic plc, headquartered in Galway, Ireland, is the leading global healthcare technology company that boldly attacks the most challenging health problems facing humanity by searching out and finding solutions. Our Mission — to alleviate pain, restore health, and extend life — unites a global team of 95,000+ passionate people across more than 150 countries. Our technologies and therapies treat 70 health conditions and include cardiac devices, surgical robotics, surgical tools, patient monitoring systems, and more. Powered by our diverse knowledge, insatiable curiosity, and desire to help all those who need it, we deliver innovative technologies that transform the lives of two people every second, every hour, every day. Expect more from us as we empower insight-driven care, experiences that put people first, and better outcomes for our world. In everything we do, we are engineering the extraordinary.

Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to the expected effects on Medtronic and MiniMed of the exchange offer, the anticipated benefits of the exchange offer, Medtronic’s ability to successfully realize the anticipated benefits from the separation (including consummating the transaction on a basis that is generally tax-free to shareholders for U.S. federal income tax purposes), MiniMed’s ability to succeed as an independent publicly traded company, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, geopolitical conflicts, changing global trade policies, general economic conditions, and other risks and uncertainties described in Medtronic’s and MiniMed’s periodic reports on file with the SEC including their most recent respective Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. In some cases, you can identify these statements by forward-looking words or expressions, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “going to,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

Contacts:
Justin Paquette
Public Relations
+1-612-271-7935

Ingrid Goldberg
Investor Relations
+1-763-505-2696